SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549
                           __________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)

                         June 12, 2000



              		      COMPTEK RESEARCH, INC.

        (Exact Name of Registrant as Specified in Charter)


      New York         1-8502              16-0959023
  ---------------      -------------     -------------------
  (State of Other      (Commission         (IRS Employer
  Jurisdiction of      File Number)      Identification No.)
   Incorporation)

 2732 Transit Road, Buffalo, New York           14224-2523
----------------------------------------      --------------
(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number, including area code: (716) 677-4070


                   			   Not Applicable
  -----------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Year)

Item 5.     OTHER EVENTS

     On June 12, 2000, Comptek Research, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated as of June 12, 2000 (the "Merger Agreement") with Northrop Grumman Corporation ("Northrop") and Yavapai Acquisition Corp., a wholly owned subsidiary of Northrop (the " Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"). Upon consummation of the Merger
     (i) the Company will become a wholly owned subsidiary of Northrop and (ii) each outstanding share of common stock of the Company will be converted into common stock of Northrop and the right to receive cash in lieu of fractional shares of Northrop common stock.

     Pursuant to the Rights Agreement dated April 16, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Company (the "Board") declared a dividend of one right (a "Right") for each outstanding share of the Company's common stock, par value $0.02 per share (the "Company Common Stock"), to stockholders of record at the close of business on April 30, 1999. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a Purchase Price of $45.00 per unit of one one-hundredth of a share, subject to adjustment. The description and the terms of the Rights are set forth in the Rights Agreement.

     At a Special Meeting of the Board held on June 12, 2000, the Board approved an amendment to the Rights Agreement, dated and effective as of June 12, 2000 (the "Amendment"). The Amendment was entered into in connection with the Merger Agreement. Pursuant to the Merger Agreement (i) Merger Sub shall make an exchange offer (the "Offer") to exchange shares of common stock, par value $1.00 per share ("Northrop Common Stock"), of Northrop for all of the issued and outstanding shares of the Company Common Stock and (ii) Merger Sub shall merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation.

     The Amendment provides that neither Northrop, Merger Sub nor any Associate or Affiliate of Northrop or Merger Sub, individually or collectively, shall be deemed to be an Acquiring Person, nor shall a Distribution Date be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement,
     (ii) the consummation of the Offer and/or the Merger or
     (iii) the consummation of the other transactions contemplated by the Merger Agreement.

     The Amendment further provides that neither a Section 11(a)(ii) Event nor an event described in Section 13 of the Rights Agreement shall be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement and the Rights shall not be adjusted or exercisable in accordance with Section 11 or Section 13.

     Copies of the Amendment and Merger Agreement are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively. Copies of the Rights Agreement and the Amendment are available free of charge from the Company. This summary description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Amendment, which are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS.

99 .1     Amendment to Rights Agreement between Comptek
          Research, Inc. and American Stock Transfer & Trust
          Company

99.2      Agreement and Plan of Merger among Northrop Grumman
          Corporation, Yavapai Acquisition Corp. and Comptek
          Research, Inc. dated as of June 12, 2000. The Company will furnish supplementally a copy of all omitted schedules to
          Exhibit 99.2 upon the request of the Securities and Exchange Commission.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       COMPTEK RESEARCH, INC.

Date:   June 22, 2000                  By:/s/John J. Sciuto
                             			          -----------------------
                                          John J. Sciuto
                                          Chairman, President and
                                          CEO




                              Exhibit 99.1

                      AMENDMENT TO RIGHTS AGREEMENT
                                 BETWEEN

                         COMPTEK RESEARCH, INC.
                                   AND
                 AMERICAN STOCK TRANSFER & TRUST COMPANY


     This Agreement, made as of this 12th day of June, 2000, between Comptek Research, Inc., a New York corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (the "Rights Agent"), amends the Rights Agreement dated as of April 16, 1999 between the Company and the Rights Agent (the "Rights Agreement").

     WHEREAS, Northrop Grumman Corporation, a Delaware corporation ("Parent"), Yavapai Acquisition Corp., a Delaware corporation ("Merger Sub"), and the Company, intend to enter into an Agreement and Plan of Merger (the "Merger Agreement;" capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement) pursuant to which, among other things, (i) Merger Sub shall make an exchange offer (the "Offer") to exchange shares of common stock, par value $1.00 per share ("Parent Common Stock"), of Parent for all of the issued and outstanding shares (the "Shares") of common stock, par value $.02 per share (the "Company Common Stock"), of the Company and
(ii) Merger Sub shall merge with and into the Company (the "Merger"), with the Company continuing as the Surviving Corporation. The Board of Directors of the Company has approved the Offer, the Merger and the Merger Agreement.

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and/or desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing;

     NOW, THEREFORE, intending to be legally bound, the Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as set forth below:

     1. Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

     Notwithstanding anything in this Rights Agreement to the contrary, neither Merger Sub, nor any Affiliates or Associates of Merger Sub, individually or collectively, shall be deemed to be an Acquiring Person solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement.

     2. The following Sections 1(t) and 1(u) are inserted into the Rights Agreement, and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

          1(t) "Merger" shall mean the merger of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement.

          1(u) "Merger Agreement" shall mean the Agreement and Plan of Merger dated June 12, 2000 by and among Parent, Merger Sub and the Company.

     3.   Section 1(ae) of the Rights Agreement is hereby renumbered as
Section 1(ag) and is amended to add the following sentence at the end thereof:

     Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be a
     Section 11(a)(ii) Event.

     4.   Section 1(ai) of the Rights Agreement is hereby renumbered as
Section 1(ak) and is amended to add the following sentence at the end thereof:

     Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement.

     5. Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

     Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement.

     6. Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:

     Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be an event described in this Section 11(a)(ii) and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 11.

     7. Section 13(d) of the Rights Agreement is amended to add the following sentence after the first sentence thereof:

     Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer and/or the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be an event described in this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 13.

     8. Definition of "Merger". The term "Merger" as defined herein shall include the merger contemplated by the Merger Agreement as of the date hereof, and shall also include, in the event the parties to the Merger Agreement duly amend the Merger Agreement to so reflect, a merger with respect to which the Company is a constituent corporation, but is not the surviving corporation.

     9. Effectiveness. This Amendment shall be deemed effective as of June 12, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     10. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                          COMPTEK RESEARCH, INC.

By: /s/Christopher A. Head       By:       /s/John J. Sciuto
Name:  Christopher A. Head       Name:  John J. Sciuto
Title: Executive Vice            Title:    President and Chief
President, General Counsel       Executive Officer
and Secretary

Attest:                          AMERICAN STOCK TRANSFER &
                                 TRUST COMPANY

By:                              By:
/s/Susan Silber                  /s/Herbert J. Lemmer
Name:  Susan Silber              Name:  Herbert J. Lemmer
Title: Assistant                 Title:    Vice President
Secretary

                              Exhibit 99.2


                     AGREEMENT AND PLAN OF MERGER

                                  among

                      NORTHROP GRUMMAN CORPORATION

                        YAVAPAI ACQUISITION CORP.

                                   and

                         COMPTEK RESEARCH, INC.


                        Dated as of June 12, 2000


                        TABLE OF CONTENTS

                                                              PAGE


ARTICLE I                                                      1
 SECTION 1.01  CERTAIN DEFINED TERMS.                          1

ARTICLE II                                                     7
 SECTION 2.01  THE OFFER.                                      7
 SECTION 2.02  COMPANY ACTION.                                 9
 SECTION 2.03  DIRECTORS.                                      9

ARTICLE III                                                   10
 SECTION 3.01  THE MERGER.                                    10
 SECTION 3.02  CLOSING.                                       11
 SECTION 3.03  EFFECTIVE TIME.                                11
 SECTION 3.04  EFFECT OF THE MERGER.                          11
 SECTION 3.05  CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS
             AND OFFICERS OF SURVIVING CORPORATION.           11

ARTICLE IV                                                    12
 SECTION 4.01  CONVERSION OF SHARES                           12
 SECTION 4.02  EXCHANGE OF SHARES OTHER THAN TREASURY SHARES. 13
 SECTION 4.03  STOCK TRANSFER BOOKS.                          15
 SECTION 4.04  NO FRACTIONAL SHARE CERTIFICATES.              15
 SECTION 4.05  OPTIONS TO PURCHASE COMPANY COMMON STOCK.      16
 SECTION 4.06 CERTAIN ADJUSTMENTS.                            16
 SECTION 4.07  LOST, STOLEN OR DESTROYED CERTIFICATES.        17
 SECTION 4.08  TAKING OF NECESSARY ACTION; FURTHER ACTION.    17

ARTICLE V                                                     17
 SECTION 5.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.  18
 SECTION 5.02  CERTIFICATE OF INCORPORATION AND BYLAWS.       18
 SECTION 5.03  CAPITALIZATION.                                18
 SECTION 5.04  AUTHORITY RELATIVE TO THIS AGREEMENT.          19
 SECTION 5.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.    20
 SECTION 5.06  PERMITS; COMPLIANCE WITH LAWS.                 21
 SECTION 5.07  SEC FILINGS; FINANCIAL STATEMENTS.             22
 SECTION 5.08  ABSENCE OF CERTAIN CHANGES OR EVENTS.          22
 SECTION 5.09  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.         23
 SECTION 5.10  CONTRACTS.                                     26
 SECTION 5.11  LITIGATION.                                    26
 SECTION 5.12  ENVIRONMENTAL MATTERS.                         27
 SECTION 5.13  INTELLECTUAL PROPERTY.                         27
 SECTION 5.14  TAXES.                                         29
 SECTION 5.15  INSURANCE.                                     30
 SECTION 5.16  PROPERTIES.                                    30
 SECTION 5.17  AFFILIATES.                                    31
 SECTION 5.18  OPINION OF FINANCIAL ADVISOR.                  31
 SECTION 5.19  BROKERS.                                       32
 SECTION 5.20  CERTAIN BUSINESS PRACTICES.                    32
 SECTION 5.21  BUSINESS ACTIVITY RESTRICTION.                 32
 SECTION 5.22 STATE TAKEOVER STATUTES; DISSENTERS' RIGHTS;
            RIGHTS AGREEMENT.                                 32
 SECTION 5.23  TAX FREE REORGANIZATION.                       33
 SECTION 5.24 VOTING REQUIREMENTS.                            33

ARTICLE VI                                                    33
 SECTION 6.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.  33
 SECTION 6.02  CERTIFICATE OF INCORPORATION AND BYLAWS.       33
 SECTION 6.03  CAPITALIZATION.                                34
 SECTION 6.04  AUTHORITY RELATIVE TO THIS AGREEMENT.          34
 SECTION 6.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.    34
 SECTION 6.06  TAX FREE REORGANIZATION.                       35
 SECTION 6.07  PERMITS; COMPLIANCE WITH LAWS.                 35
 SECTION 6.08  ABSENCE OF CERTAIN CHANGES OR EVENTS.          35
 SECTION 6.09  SEC FILINGS; FINANCIAL STATEMENTS.             35
 SECTION 6.10  BROKERS.                                       36
 SECTION 6.11  ISSUANCE OF PARENT COMMON STOCK.               36
 SECTION 6.12  COMPANY STOCK.                                 37
 SECTION 6.13  TAXES.                                         37
 SECTION 6.14. INFORMATION SUPPLIED.                          37

ARTICLE VII                                                   38
 SECTION 7.01  CONDUCT OF BUSINESS BY COMPANY PENDING THE
 CLOSING.                                                     38
 SECTION 7.02  NOTICES OF CERTAIN EVENTS.                     41
 SECTION 7.03  ACCESS TO INFORMATION; CONFIDENTIALITY.        41
 SECTION 7.04  NO SOLICITATION OF TRANSACTIONS.               41
 SECTION 7.05  CONTROL OF OPERATIONS.                         42
 SECTION 7.06  FURTHER ACTION; CONSENTS; FILINGS.             42
 SECTION 7.07  ADDITIONAL REPORTS.                            43
 SECTION 7.08  EMPLOYEE RETENTION.                            44
 SECTION 7.09  THIRD PARTY CONSENTS.                          44
 SECTION 7.10  TAX-FREE TREATMENT.                            44

ARTICLE VIII                                                  45
 SECTION 8.01  REGISTRATION STATEMENT; PROXY STATEMENT..      45
 SECTION 8.02  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND
 INSURANCE.                                                   47
 SECTION 8.0  PUBLIC ANNOUNCEMENTS.                           48
 SECTION 8.04  EMPLOYEE BENEFIT MATTERS.                      49
 SECTION 8.05  NYSE LISTING.                                  49
 SECTION 8.06  BLUE SKY.                                      50
 SECTION 8.07  REASONABLE EFFORTS.                            50

ARTICLE IX                                                    50
 SECTION 9.01  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY
               TO CONSUMMATE THE MERGER.                      50

ARTICLE X                                                     51
 SECTION 10.01  TERMINATION.                                  51
 SECTION 10.02  EFFECT OF TERMINATION.                        52
 SECTION 10.03  AMENDMENT.                                    52
 SECTION 10.04  WAIVER.                                       52
 SECTION 10.05  ASSUMPTION OF CERTAIN OBLIGATIONS.            52
 SECTION 10.06  FEES, EXPENSES AND OTHER PAYMENTS.            52

ARTICLE XI                                                    54
 SECTION 11.01  NON-SURVIVAL OF REPRESENTATIONS AND
                WARRANTIES.                                   54
 SECTION 11.02  NOTICES.                                      55
 SECTION 11.03  SEVERABILITY.                                 56
 SECTION 11.04  ASSIGNMENT; BINDING EFFECT; BENEFIT.          56
 SECTION 11.05  INCORPORATION OF EXHIBITS.                    56
 SECTION 11.06  GOVERNING LAW.                                57
 SECTION 11.07  WAIVER OF JURY TRIAL.                         57
 SECTION 11.08  HEADINGS; INTERPRETATION.                     57
 SECTION 11.09  COUNTERPARTS.                                 57
 SECTION 11.10  ENTIRE AGREEMENT.                             57
 SECTION 11.11.  NO THIRD PARTY BENEFICIARIES.                57
 SECTION 11.12.  DISCLOSURE SCHEDULES.                        58

 ANNEX I
 COMPANY DISCLOSURE SCHEDULE

                  AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among NORTHROP GRUMMAN CORPORATION, a Delaware corporation ("PARENT"), COMPTEK RESEARCH, INC., a New York corporation ("COMPANY"), and YAVAPAI ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB").

                      W I T N E S S E T H:

     WHEREAS, it is proposed that Merger Sub shall make an exchange offer (the "OFFER") to exchange shares of common stock, par value $1.00 per share ("PARENT COMMON STOCK"), of Parent for all of the issued and outstanding shares (the "SHARES") of common stock, par value $.02 per share (the "COMPANY COMMON STOCK"), of the Company, including the associated Rights, in accordance with the terms provided in this Agreement;

     WHEREAS, for United States Federal income tax purposes, it is intended that the Offer and the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

     WHEREAS, promptly after the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to proceed with this Agreement, Parent and certain stockholders of the Company (collectively, the "STOCKHOLDERS") are entering into an agreement (the "TENDER AGREEMENT") pursuant to which the Stockholders will agree to tender for exchange all of their Shares in the Offer, to vote to adopt and approve this Agreement and to take certain other actions in furtherance of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in the Tender Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.01  CERTAIN DEFINED TERMS.

     Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

     "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

     "ASE" shall mean the American Stock Exchange.

     "BCL" shall mean the Business Corporation Law of the State of New York.

     "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in the City of New York.

     "COMPANY COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the Offer and the Merger):

          (i) any merger, consolidation, share exchange, business combination or other similar transaction;

          (ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or series of transactions;

          (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities
     Act in connection therewith;

          (iv) any Person having acquired "beneficial ownership" (as such term is defined under Section 13(d) of the Exchange
     Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 33% or more of the outstanding voting securities of the Company;

          (v) any solicitation by the Company in opposition to the Offer; or

          (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement and forming a part hereof.

     "COMPANY ESPP" shall mean the Company's 1999 Employee Stock
Purchase Plan.

     "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company or the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that "Company Material Adverse Effect" shall not be deemed to include the impact of (a) changes in generally accepted accounting principles, (b) acts or omissions of the Company taken with the prior written consent of Parent, (c) changes in general economic or industry conditions, (d) the compliance by the Company with the provisions of this Agreement and the effects of the Offer and the Merger on the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, (e) any change in the market price or trading volume of the Company Common Stock, and (f) any changes or effects as a result of the announcement of the Offer and the Merger.

     "COMPANY MATERIAL CONTRACT" shall mean any contract or agreement of the Company or any Company Subsidiary: (a) for indebtedness in excess of $1,000,000, (b) that is a "Material Contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC under the Exchange Act, (c) which limits the liability of the Company or any Company Subsidiary to compete (other than limitations undertaken in the ordinary course of business), (d) that imposes any indemnity obligation on the Company or any Company Subsidiary other than indemnity obligations incurred in the ordinary course of business, (e) that requires a capital expenditure in excess of $500,000, (f) that is a real property lease or government prime contract and the Company or any Company Subsidiary is lessee or prime contractor and which has a term in excess of one (1) year and requires aggregate payments or has a value in excess of $500,000, or (g) that has a term in excess of one (1) year and requires aggregate payments or has a value in excess of $1,000,000.

     "COMPANY'S KNOWLEDGE" shall mean the actual knowledge of the Company's Chief Executive Officer, Chief Operating Officer, Executive Vice President and General Counsel or Chief Financial Officer, or any President of Comptek Federal Systems, Inc., Comptek PRB Associates, Inc. or Comptek Amherst Systems, Inc.

     "COMPANY STOCK PLANS" shall mean the Company 1992 Equity
Incentive Plan, the Company 1998 Equity Incentive Stock Plan, the
Company 1994 Stock Option Plan for Non-Employee Directors and the
Company ESPP.

     "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of February 4, 2000, between Parent and the Company.

     "DCAA" shall mean the Defense Contract Audit Agency.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "$" shall mean United States Dollars.

     "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

     "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health and safety, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

     "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of
1934, as amended, together with the rules and regulations promulgated thereunder.

     "EXCHANGE RATIO" shall mean the quotient obtained by dividing $20.75 by the Final Average Closing Price; provided, however, that if the Final Average Closing Price is (i) equal to or less than $74.00, then the Exchange Ratio shall be 0.2804 or
(ii) equal to or greater than $84.00, the Exchange Ratio shall be 0.2470; provided, further, however, the Exchange Ratio may be adjusted as provided in Section 2.01.

     "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Offer and the Merger, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement, the publication of the Offer, the solicitation of stockholder approvals, the filing of HSR Act notices, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

     "FAR" shall mean the Federal Acquisition Regulation.

     "FINAL AVERAGE CLOSING PRICE" shall mean the average of the per share closing sales prices of Parent Common Stock, rounded to four decimal places, as reported under "NYSE Composite Reports" in The Wall Street Journal for each of the twenty (20) NYSE trading days in the period ending two Business Days prior to the effective date of the Registration Statement.

     "GOVERNMENTAL ENTITY" shall mean any United States Federal, state, local or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

     "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

     "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable
Environmental Law.

     "HSR ACT" shall mean Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     "IRS" shall mean the United States Internal Revenue Service.

     "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction.

     "NYSE" shall mean the New York Stock Exchange.

     "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Subsidiaries of the Parent that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and Subsidiaries, taken as a whole, provided, however, that "Parent Material Adverse Effect" shall not be deemed to include the impact of (a) changes in generally accepted accounting principles, (b) acts or omissions of Parent taken with the prior written consent of the Company, (c) changes in general economic or industry conditions, (d) the compliance by Parent or Merger Sub with the provisions of this Agreement and the effects of the Offer and the Merger on the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, (e) any change in the market price or trading volume of Parent Common Stock, and (f) any changes or effects as a result of the announcement of the Offer and the Merger.

     "PARENT'S KNOWLEDGE" shall mean the actual knowledge of the Parent's Chief Executive Officer, Chief Financial Officer,
General Counsel, or Corporate Vice President and Treasurer.

     "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business which are not material or which are disclosed on Schedule 5.10 of the Company Disclosure Schedule.

     "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

     "REPRESENTATIVES" of any specified Person shall mean the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person.

     "RIGHTS" shall mean the preferred stock purchase rights associated with the Company Common Stock pursuant to the Rights
Agreement.

     "SEC" shall mean the United States Securities and Exchange
Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture, trust or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to select by vote or other means the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture, trust or other legal entity.

     "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority ("TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in
(i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in
(i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

     "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

     "U.S. GAAP" shall mean United States generally accepted accounting principles.

                           ARTICLE II

                            THE OFFER

     SECTION 2.01 THE OFFER. (a) Provided that (i) this Agreement shall not have been terminated in accordance with
Section 10.01 and (ii) none of the events set forth in Annex I hereto shall have occurred or be existing, Merger Sub shall, as promptly as practicable after the date hereof, commence the Offer. Each Share (including the associated Right) accepted by Merger Sub in accordance with the Offer shall be exchanged for the right to receive from Merger Sub that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio; provided, however, if the Final Average Closing Price is less than $74.00 on the day Parent makes a request to the SEC that the Registration Statement be declared effective, the Company shall have the right to terminate this Agreement (and such termination will have the effect set forth in Section 10.02 but shall not trigger any provision of Sections 10.06(b), (c),
(d) or (e)) if the Company gives written notice to Parent and Merger Sub within one Business Day of such day prior to the Registration Statement being declared effective (time being of the essence); provided, further, however, that such termination shall not be effective if Parent in the exercise of its sole discretion elects, by written notice to the Company within one Business Day to issue additional shares of Parent Common Stock sufficient to equal the value to be received if the Final Average Closing Price had been $74.00 (the "MAKE WHOLE RIGHT"). The initial expiration date of the Offer shall be the twentieth Business Day following commencement of the Offer. The Offer shall be subject to the condition (the "MINIMUM CONDITION") that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub, represents at least 66.67% of the total number of outstanding Shares, assuming the exercise of all outstanding options, rights and convertible securities (if any) and the issuance of all Shares that the Company is obligated to issue (such total number of outstanding Shares being hereinafter referred to as the "FULLY DILUTED SHARES") and to the other conditions set forth in Annex I hereto. Parent and Merger Sub expressly reserve the right to waive any conditions to the Offer and to make any change in the terms or conditions of the Offer; provided, however, that, without the written consent of the Company, no change may be made which changes the form or amount of consideration to be paid, imposes conditions to the Offer in addition to those set forth in Annex I, changes or waives the Minimum Condition, extends the Offer (except as set forth in the following two sentences), or makes any other change to any condition to the Offer set forth in Annex I which is adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Sub shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided, that (x) Merger Sub may (or, if the conditions set forth in clause (1), (2), (3) or (4), or subclause (a), (b) or (c) of clause (5), of Annex I have not been satisfied, shall) extend the Offer for extension periods not in excess of 15 Business Days if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived (provided, that if at any scheduled expiration date, all of the conditions to the Offer have been satisfied or waived other than the Minimum Condition, Merger Sub shall only be required to extend the Offer for an additional 20 Business Days following such scheduled expiration date; provided further, that Merger Sub shall not be required to extend the Offer if there is no reasonable possibility of all of the conditions to the Offer being satisfied on or before October 31, 2000), and (y) Merger Sub may extend the Offer if and to the extent required by the applicable rules and regulations of the SEC. In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act of not more than 20 Business Days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares, which together with Shares then owned by Parent and Merger Sub, represents at least 90% of the Fully Diluted Shares. The Offer shall terminate upon any termination of this Agreement. Notwithstanding anything to the contrary set forth herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, and in lieu thereof each tendering stockholder who would otherwise be entitled to a fractional share of Parent Common Stock in the Offer will be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Final Average Closing Price.

          (b) As soon as practicable after the date of this Agreement, but subject to receipt by Parent of the executed Tender Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "REGISTRATION STATEMENT"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "PRELIMINARY PROSPECTUS"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (the "SCHEDULE TO") which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal (together with the Schedule TO and with any supplements or amendments to either hereof, collectively the "OFFER DOCUMENTS"), and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws and Blue Sky Laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on each of the Schedule TO, the Registration Statement and the Offer Documents prior to its being filed with the SEC.

     SECTION 2.02 COMPANY ACTION. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger (as defined in Section 3.01), are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the transactions contemplated thereby, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the Company's stockholders (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "RECOMMENDATIONS"). The Company further represents that CIBC World Markets Corp. (the "COMPANY FINANCIAL ADVISOR") has rendered to the Company's Board of Directors its opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than Parent and its Affiliates). The Company will promptly furnish Parent and Merger Sub pursuant to the terms of the Confidentiality Agreement with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer.

          (b) As soon as practicable on the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on
Schedule 14D-9 (the "SCHEDULE 14D-9") which shall reflect the Recommendations; provided that the Board of Directors of the Company may withdraw, modify or change such Recommendations if but only if (i) it believes in good faith, based on such matters as it deems relevant, after consultation with the Company's financial advisors, that a Company Superior Proposal (as defined in Section 7.04) has been made and (ii) it has determined in good faith, after consultation with outside legal counsel, that the withdrawal, modification or change of such Recommendation is, in the good faith judgment of the Board of Directors, required by the Board to comply with its fiduciary duties imposed by New York Law. The Company, Parent and Merger Sub each agree promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to its being filed with the SEC.

     SECTION 2.03 DIRECTORS. (a) Effective upon the acceptance for payment by Merger Sub of 66.67% of the Shares pursuant to the Offer (the "APPOINTMENT TIME"), Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares owned by Parent or Merger Sub (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time (as defined in Section 3.03), the Company's Board of Directors shall always have at least two members who were directors of the Company prior to consummation of the Offer (each, a "CONTINUING DIRECTOR"). If the number of Continuing Directors is reduced to less than two for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a person to fill the vacancy. At such times, the Company will use its best efforts to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board of Directors of the Company, (y) each Board of Directors of each Subsidiary of the Company and (z) each committee of each such Board. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board of Directors prior to the Effective Time, the affirmative vote of the Continuing Directors shall be required for the Company to (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by the Company which is reasonably likely to adversely affect the interests of the stockholders of the Company (other than Parent, Merger Sub and their Affiliates (other than the Company and the Company Subsidiaries)), with respect to the transactions contemplated by this Agreement.

          (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to
Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 2.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l to fulfill its obligations under this Section 2.03. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1.


                           ARTICLE III

                           THE MERGER

     SECTION 3.01  THE MERGER.

     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the BCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the "MERGER"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "SURVIVING CORPORATION").

     SECTION 3.02  CLOSING.

     Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to
Section 10.01 and subject to the satisfaction or waiver of the conditions set forth in Article IX, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article IX (the "CLOSING DATE") at a closing (the "CLOSING") to be held at 10:00 AM at the offices of Parent, unless another date, time or place is agreed to by Parent and the Company.

     SECTION 3.03  EFFECTIVE TIME.

     At the Closing, the parties shall cause the Merger to be consummated by filing (i) a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and (ii) a certificate of merger (the "NEW YORK CERTIFICATE OF MERGER") with the Secretary of State of the State of New York in such form as required by, and executed in accordance with the relevant provisions of, the BCL (the date and time of such filings, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

     SECTION 3.04  EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the BCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Company as the Surviving Corporation.

     SECTION 3.05  CERTIFICATE OF INCORPORATION; BYLAWS;
DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

     Unless otherwise agreed by Parent and the Company before the Effective Time, at the Effective Time:

          (a) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read substantially the same as the certificate of incorporation of Merger Sub; provided, however, that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is COMPTEK RESEARCH, INC." and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable Law;

          (b) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read substantially the same as the bylaws of Merger Sub, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable Law;

          (c) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

          (d) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                           ARTICLE IV

       CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 4.01  CONVERSION OF SHARES

     At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (excluding
     (i) those held in the treasury of the Company, (ii) those owned by any wholly owned Subsidiary of the Company and
     (iii) those as to which appraisal rights, if any, have been exercised) and all rights in respect thereof, shall be converted into and shall represent the right to receive that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio. Unless the context otherwise requires, (i) each reference in this Agreement to shares of Company Common Stock shall include the associated Rights issued pursuant to the Rights Agreement and (ii) each reference in this Agreement to shares of Parent Common Stock shall include the associated Rights issued pursuant the Rights Agreement dated as of August 12, 1991 and amended on September 23, 1998 between Parent and Chase Mellon Shareholders Services, LLC. All of the shares of Company Common Stock to be converted into Parent Common Stock pursuant to this Section 4.01(a) shall cease to be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the number of shares of Parent Common Stock issuable therefor upon the surrender of such certificate in accordance with Section 4.02(c) hereof, without interest, and cash in lieu of fractional shares as contemplated by Section 4.04.

          (b) Each share of Company Common Stock held in the treasury of the Company or owned by any wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto and no payment of other consideration shall be made, with respect thereto.

          (c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 1,000 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and cancelled.

     SECTION 4.02  EXCHANGE OF SHARES OTHER THAN TREASURY SHARES.

          (a) EXCHANGE AGENT. At or prior to the Effective Time, Parent shall enter into an agreement with a bank or trust company designated by Parent and reasonably acceptable to the Company, to act as exchange agent for the Merger (the "EXCHANGE AGENT").

          (b) PARENT TO PROVIDE COMMON STOCK. Parent shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock (i) promptly after the Effective Time, certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 4.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time; and (ii) no later than the Closing, sufficient funds to permit payment of cash in lieu of fractional shares pursuant to Section 4.04. All funds deposited with the Exchange Agent shall be invested as directed by the Surviving Corporation; provided, that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available).

          (c) EXCHANGE PROCEDURES. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 4.04) promptly after the Effective Time (and in any event no later than three Business Days after the later to occur of the Effective Time and receipt by Parent of a complete list from the Company of the names and addresses of its holders of record): (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify, and which shall be reasonably satisfactory to the Company); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article IV and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 4.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the right to receive the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted plus cash in lieu of the issuance of any fractional shares in accordance with
     Section 4.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article IV.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 4.02(d)) with respect to such shares of Parent Common Stock.

          (e) TRANSFER OF OWNERSHIP. If any Parent Certificate is to be issued in a name, or cash paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) TERMINATION OF EXCHANGE AGENT FUNDING. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article IV within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this
     Section 4.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

          (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 4.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     SECTION 4.03  STOCK TRANSFER BOOKS.

     At the Effective Time, the stock transfer books of the Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee plus cash in lieu of fractional shares, if any, in accordance with Section 4.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 4.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 4.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

     SECTION 4.04  NO FRACTIONAL SHARE CERTIFICATES.

     No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. No later than the Closing, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 4.02 hereof.

     SECTION 4.05  OPTIONS TO PURCHASE COMPANY COMMON STOCK.

     (a) Commencing ten (10) Business Days prior to consummation of the Offer, each option granted by the Company to purchase shares of Company Common Stock pursuant to the Company Stock Plans or otherwise listed on Schedule 5.03 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS") shall be vested and exercisable in full.

     (b) At the Effective Time, each Company Stock Option which is outstanding and unexercised immediately prior to the Effective Time shall, without any further action, be assumed automatically by Parent and converted into an option to purchase shares of Parent Common Stock on economically equivalent terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to the Company shall be deemed to refer to Parent), and provided that (i) each such Company Stock Option shall be exercisable for that whole number of shares of Parent Common Stock (rounded to the nearest share) equal to the product of (y) the number of shares of Company
Common Stock subject to such Company Stock Option and (z) the Exchange Ratio, and (ii) the option exercise price per share of Parent Common Stock shall be an amount equal to (y) the option exercise price per share of Company Common Stock under such Company Stock Option in effect immediately prior to the Effective Time divided by (z) the Exchange Ratio (the option exercise price, as so determined, being rounded to the nearest full cent). It is the intention of the parties that, subject to applicable Law, the Company Stock Options assumed by Parent qualify following the Effective Time as "incentive stock options" (as defined in Section 422 of the Code) to the extent that such Company Stock Options qualified as incentive stock options prior to the Effective Time. Parent makes no representation with respect to such qualification. To the extent Parent provides similar treatment for its employee stock options, as soon as practicable after the Effective Time, Parent shall file a registration statement (including a reoffer prospectus) on Form S-8 (or any successor form), or another appropriate form, with respect to the shares of Parent Common Stock subject to such assumed Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such assumed Company Stock Options remain outstanding.

     SECTION 4.06 CERTAIN ADJUSTMENTS.

     If between the date of this Agreement and the Effective
Time, (a) the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares or securities by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or (b) the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 5.03 and disclosed in Schedule 5.03 of the Company Disclosure
Schedule (regardless of whether such excess is a result of an additional issuance of capital stock except as otherwise permitted pursuant to this Agreement or a correction to such Sections), then, in either case, the Exchange Ratio established pursuant to the provisions of Section 2.01 and shall be adjusted accordingly (by the proportionate adjustment of each of the number of shares of Parent Common Stock and Company Common Stock) to provide Parent and the stockholders and option holders of the Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

     SECTION 4.07  LOST, STOLEN OR DESTROYED CERTIFICATES.

     In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 4.01; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

     SECTION 4.08  TAKING OF NECESSARY ACTION; FURTHER ACTION.

     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                            ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this
Article V, that:

     SECTION 5.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) Each of the Company and each directly and indirectly owned Subsidiary of the Company has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Schedule 5.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "SIGNIFICANT SUBSIDIARY" as defined in Regulation S-X promulgated by the SEC under the Securities Act and the Exchange Act. Except as set forth in Schedule 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

     (c) The maximum amount of shares of Company Common Stock eligible to be purchased under the Company ESPP for the quarter ending June 30, 2000 does not exceed 30,000.

     SECTION 5.02  CERTIFICATE OF INCORPORATION AND BYLAWS.

     The copies of certificate of incorporation and bylaws of the Company and the Company Subsidiaries previously presented to Parent by the Company are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect. None of the Company or any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 5.03  CAPITALIZATION.

     The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock, par value $0.01 per share ("COMPANY PREFERRED STOCK"). At May 31, 2000, (i) 6,223,094 shares of Company Common Stock were issued and outstanding, all of which outstanding shares were validly issued and are fully paid and nonassessable,
(ii) 473,110 shares of Company Common Stock were held in the treasury of the Company, (iii) 101,864 shares of Company Common Stock were reserved for future issuance pursuant to Company Stock Plans; (iv) no shares of Company Preferred Stock are outstanding; and (v) 559,709 shares of Company Common Stock were reserved for issuance pursuant to the Company ESPP. The name of each holder of a Company Stock Option, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the vesting or exercise schedule and the exercise price of each Company Stock Option at May 31, 2000 are set forth in Schedule 5.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans and stock option agreements entered into in connection therewith, and the Company ESPP and as otherwise set forth in Schedule 5.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary.
Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all Encumbrances. Except as set forth in Schedule 5.03 of the Company Disclosure Schedule, to the Company's Knowledge there are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in excess of $100,000 in any Company Subsidiary or any other entity or Person, other than commitments to provide funds pursuant to commercially reasonable cash management practices and other than commitments less than $100,000 to any Company Subsidiary or less than $25,000 to any other Company Affiliate.

     SECTION 5.04  AUTHORITY RELATIVE TO THIS AGREEMENT.

     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of 66.67% of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 8.01(b)), and the filing and recordation of the New York Certificate of Merger as required by the BCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The Board of Directors of the Company has adopted resolutions for the Company to take all necessary action to cause the Parent and Merger Sub not to be deemed an "Acquiring Person" under the Rights Agreement, dated as of April 16, 1999, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "RIGHTS AGREEMENT"), and to ensure that neither the execution of this Agreement, nor the consummation of the transactions contemplated herein, shall result in any Rights under the Rights Agreement being exercisable. The Company shall use its best efforts to deliver within five Business Days of this Agreement a fully executed amendment to the Rights Agreement reflecting the substance of the preceding sentence.

     SECTION 5.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary,
(ii) assuming that all filings and notifications described in
Section 5.05(b) have been made, conflict with or violate in any material respect any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as otherwise set forth on Schedule 5.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation evidencing a Company or a Company Subsidiary obligation in any single instance in excess of $50,000 or in the aggregate in excess of $250,000.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except for (i) the filing of a premerger notification and report form by the Company under the HSR Act, and any applicable filings under similar foreign antitrust or competition laws and regulations, (ii) the filing with the SEC of
(A) the Schedule 14D-9, (B) a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "COMPANY PROXY STATEMENT"), and (C) such reports under the Exchange Act and the Securities Act, as may be required in connection with this Agreement and the Tender Agreement and the transactions contemplated hereby and thereby,
(iii) such filings as may be required under Blue Sky Laws, (iv) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the New York Certificate of Merger with the Secretary of State of the State of New York and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(v) filings with the ASE and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a Company Material Adverse Effect, (y) impair the Company's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     (c) Neither the Schedule 14D-9, nor any of the information supplied or to be supplied by the Company or any Company Subsidiary or any of their Representatives for inclusion or incorporation by reference in the Registration Statement, the Post-Effective Amendment (as defined in Section 8.01(a)) or the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act or the Exchange Act, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied by the Company or any Company Subsidiary or any of their Representatives for inclusion or incorporation by reference in the Company Proxy Statement will, at the time the Company Proxy Statement is first mailed to the Company's stockholders or, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The
Schedule 14D-9 and the Company Proxy Statement will comply as to form in all material respects with the requirements of all applicable federal securities Laws, including the Exchange Act. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in any of such documents based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

     SECTION 5.06  PERMITS; COMPLIANCE WITH LAWS.

     The Company and the Company Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Company's Knowledge, threatened. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of,
(i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except, in each case, for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 5.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Company's Knowledge, threatened against the Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Except as set forth in
Schedule 5.06 of the Company Disclosure Schedule, since
December 31, 1999, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws.

     SECTION 5.07  SEC FILINGS; FINANCIAL STATEMENTS.

     (a) The Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the ASE since December 31, 1996 (collectively, together with any such forms, reports, statements and documents the Company may file subsequent to the date hereof until the Closing, the ("COMPANY REPORTS") and (B) since December 31, 1996, in all material respects, with any other Governmental Entities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the ASE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the ASE, any other stock exchange or any other comparable Governmental Entity.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

     (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 1999 as reported in the Company Reports, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

     SECTION 5.08  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as otherwise set forth on Schedule 5.08 of the Company Disclosure Schedule, since December 31, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent the performance of the Company's obligations pursuant to this Agreement and the consummation of the Merger by the Company,
(iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities, (v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any
(x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company or any Company Subsidiary, (xi) any entering into of any transaction of a material nature other than in the ordinary course of business, consistent with past practices, (xii) any termination of any Company Material Contract other than by expiration of its term; (xiii) any receipt by the Company of notice that the employment of any of the employees set forth on Schedule 7.01 hereof will terminate; or (xiv) any receipt of notice by the Company that any Company Material Contract (A) will terminate other than by expiration of its term,
(B) if such Company Material Contract has an optional renewal clause that such option will not be exercised, or (C) that would otherwise reasonably be expected to be resolicited at the end of its term will not be re-solicited.

     SECTION 5.09  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

     (a) Schedule 5.09 of the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance, medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("BENEFIT PLANS"), maintained, sponsored or contributed to or required to be contributed to by the Company or any Company Subsidiary (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true, complete and correct written summary or copy of (i) such Company Benefit Plan and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500-R, the most recent Form 5500-C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan, or any pending request for such a determination letter. Neither the Company nor any Company Subsidiary nor, to the Company's Knowledge, any other Person, has any express or implied commitment, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement, to the extent required by U.S. GAAP.

     (c) The Company, on behalf of itself and all of the Company Subsidiaries, hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received, or will receive without the requirement of an amendment to such plan (to the extent such letters are available under current IRS practice), a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the Company's Knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; and (ii) to the Company's Knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code other than a transaction that is under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or any Company Subsidiaries.

     (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company, any Company Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with the Company or a Company Subsidiary (within the meaning of Section 4001(b) of ERISA) or with respect to which the Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA (a "COMPANY ERISA AFFILIATE") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by the Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of the Company or any Company Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

     (e) The Company has scheduled on Schedule 5.09(e) of the Company Disclosure Schedule and has delivered or made available to Parent true, complete and correct copies of (i) all current employment agreements with officers and employees and all current consulting agreements of the Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, termination agreements, post-employment and other compensation agreements, arrangements and plans, supplemental retirement, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions.

     (f) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the Company's Knowledge, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, to the Company's Knowledge, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

     (g)  Except as required by Law or as set forth in
Schedule 5.09(g) of the Company Disclosure Schedule, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. The Company and the Company ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended and the regulations (including the proposed regulations) thereunder.

     (h) All consultants retained by the Company or any Company Subsidiary have been properly classified as independent contractors and to the Company's Knowledge all consultants retained by the Company or any Company Subsidiary prior to December 31, 1996 have been properly classified as independent contractors.

     SECTION 5.10  CONTRACTS.

     Schedule 5.10 of the Company Disclosure Schedule sets forth a list of certain contracts including all Company Material Contracts. Except as set forth in Schedule 5.10 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in material violation of or default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or default under) any Company Material Contract. Each Company Material Contract is in full force and effect and is a legal, valid and binding obligation of the Company or a Company Subsidiary and, to the Company's Knowledge, each of the other parties thereto, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. Except as set forth on Schedule 5.10 of the Company Disclosure Schedule, (i) neither the Company, nor Company Subsidiary, nor any Principal is debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any agency or department of the United States government; (ii) neither the Company, nor Company Subsidiary, nor any Principal has been convicted of, had a civil judgment rendered against them for, or received written notice of any claim, suit, or investigation asserting or alleging the (a) commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a Federal, state or local government contract or subcontract, (b) violation of Federal or state antitrust statutes relating to the submission of offers, or (c) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and (iii) to the Company's Knowledge, the Company and the Company Subsidiaries are in substantial compliance with all applicable procurement laws, regulations and terms of Material Contracts (including without limitation the FAR and Cost Accounting Standards). For purposes of this Section 5.10, the term "Principal" shall include executive officers and directors. Except as previously disclosed by the Company to Parent, to the Company's Knowledge, there is no outstanding issue in connection with any Governmental Entity audit or investigation which may give rise to an expense in excess of current reserves. To the Company's Knowledge, no Company Material Contract is likely to result in a loss in excess of reserves which is not fully reflected on the Company Reports.

     SECTION 5.11  LITIGATION.

     Except as set forth in Schedule 5.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or to the Company's Knowledge, threatened against the Company or any Company Subsidiary that could reasonably be expected to cause, individually, a loss to the Company or any Company Subsidiary in excess of $50,000, or in the aggregate, losses to the Company and the Company Subsidiaries in excess of $250,000, or materially impair the Company's ability to consummate the transactions contemplated herein. The Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the Company's ability to consummate the transactions contemplated herein.

     SECTION 5.12  ENVIRONMENTAL MATTERS.

     Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of the Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; (iii) neither the Company nor any Company Subsidiary has, and to the Company's Knowledge no other Person has, released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of any Environmental Law and (vi) neither the Company nor any Company Subsidiary has received any claim or written request for information, or been notified in writing that it is a potentially responsible party, under any Environmental Law or other written communication alleging that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law.

     SECTION 5.13  INTELLECTUAL PROPERTY.

     (a) All trademarks, trade names, service marks, trade dress (whether or not registered), and all goodwill associated with any of the foregoing, patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures and any and all divisions, continuations, continuations-in-part, re-issues, re-examinations and extensions thereof), Internet domain names, copyrights (whether or not registered), mask works and any renewal rights therefor, inventions (whether or not patented) technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, databases, data, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) in the Company's or any Company Subsidiaries' business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or a Company Subsidiary or
(ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company or the Company Subsidiaries are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

     (b) Schedule 5.13(b) of the Company Disclosure Schedule contains a true and complete list of the Company's and the Company Subsidiaries' patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications, all of the foregoing existing anywhere in the world, owned by the Company or any Company Subsidiary. All of the Company's and the Company Subsidiaries' patents, registrations, trademark registrations and copyright registrations are enforceable and subsisting in all material respects, and remain in good standing with all fees and filings that are due as of the Closing having been made as of the Closing.

     (c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by the Company or any Company Subsidiary; or (ii) in the public domain; or (iii) jointly owned between the Company or a Company Subsidiary and a customer or vendor pursuant to the terms of an agreement between the Company and its Subsidiaries and such customer or vendor; or
(iv) rightfully used by the Company or any Company Subsidiary pursuant to a valid and enforceable license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties, date and subject matter of each such material license agreement and each material agreement in which the Company or a Company Subsidiary is the licensee or owner of the subject rights in the agreement being set forth on Schedule 5.13(c) of the Company Disclosure Schedule. Except as described in Schedule 5.13(c) of the Company Disclosure Schedule, the Company and its Subsidiaries have all rights in Company Intellectual Property and Company Licensed Intellectual Property. The Company or its Subsidiaries have all rights to Company Intellectual Property necessary to carry out the Company's and the Company Subsidiaries' current activities and the Company's and the Company Subsidiaries' future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, have made, use, import, export, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, sublicense, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

     (d) The reproduction, manufacturing, distribution, licensing, sublicensing or sale of any Company Intellectual Property, product, service, work, technology or process as now used or offered or proposed for use, licensing or sale by the Company or any Company Subsidiary and which are material to the Company's or the Company Subsidiaries' business does not infringe on any patent, copyright, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or other proprietary right of any Person and does not constitute a misappropriation of any trade secret. Except as set forth in Schedule 5.13(d) of the Company Disclosure Schedule, no claims (i) challenging the validity, effectiveness or ownership by the Company or the Company Subsidiaries of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing or sale of the Company Intellectual Property, product, service, work, technology or process as now used or offered by the Company or any Company Subsidiary, their agents or the intended use by their customers infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the Company's Knowledge, are threatened by any Person or have been made or threatened by any Person against the Company or the Company Subsidiaries or a distributor of any Company Subsidiary, nor are there, to the Company's Knowledge, any valid grounds for any bona fide claim of any such kind in all cases, except for those claims that would not have a Company Material Adverse Effect. Except as set forth in Schedule 5.13(d) of the Company Disclosure Schedule, to the Company's Knowledge, there is no unauthorized use, infringement or misappropriation from the Company or any Subsidiary of the Company Intellectual Property or the Company Licensed Intellectual Property by any third party, employee or former employee.

     e) Except as set forth in Schedule 5.13(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is, or as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will be, in violation of any material license, sublicense, agreement or instrument to which the Company or any Company Subsidiary is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations or the obligations of any Company Subsidiary hereunder, cause the diminution, termination or forfeiture of any material Company Intellectual Property, except in all cases for violations, diminutions, terminations or forfeitures that would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 5.14  TAXES.

     Except as set forth on Schedule 5.14 of the Company
Disclosure Schedule or in those instances that would not result in a Company Material Adverse Effect:

          (a) the Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Company Subsidiary is or has been a member, have properly completed in all material respects and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Company has provided adequate accruals in accordance with U.S. GAAP in its March 31, 1999 balance sheet contained in the Company Reports (the "1999 BALANCE SHEET") for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, and the Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after March 31, 1999;

          (b) there is (i) no material claim for Taxes that is a lien against the property of the Company or any Company Subsidiary or is being asserted against the Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company or any Company Subsidiary being conducted by a Tax Authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company or any Company Subsidiary and currently in effect.

          (c) without giving effect to the transactions contemplated by this Agreement, there has been no change in ownership of the Company or any Company Subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the 1999 Balance Sheet are properly computed and reflected;

          (d) the Company and the Company Subsidiaries are not and will not be required to include any material adjustment in taxable income for Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger;

          (e) neither the Company nor any Company Subsidiary has filed or will file any consent to have the provisions of
     Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to the Company or any Company Subsidiary;

          (f) neither the Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does the Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement;

          (g) the Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither the Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of
     Section 897 of the Code.

          (h) each of the Company and the Company Subsidiaries has disclosed on federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code 6662.

          (i)  none of the Company and the Company Subsidiaries
     (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than as a group the common parent of which was the Company), or (B) has any liability for the Taxes of any Person under Regulation 1. 1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise.


     SECTION 5.15  INSURANCE.

     The Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by the Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company and the Company Subsidiaries have complied in all material respects with the terms of such policies. As of the date of this Agreement, the Company's annual insurance premium for directors' and officers' liability insurance is $65,000.

     SECTION 5.16  PROPERTIES.

     Except as set forth in Schedule 5.16 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their properties and assets having a fair market value in excess of $50,000 individually or $250,000 in the aggregate, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K for the period ended March 31, 1999 as being owned by the Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets with a fair market value in excess of $50,000 individually or $250,000 in the aggregate, held under leases or sub-leases by the Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Except where the failure to so maintain would not have a Company Material Adverse Effect, all of the Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Except as set forth on Schedule 5.16 of the Company Disclosure Schedule, there are no condemnation proceedings, or eminent domain proceedings of any kind pending, or to the Company's Knowledge, threatened against any real property which is owned, leased, subleased, occupied or used by the Company or any of the Company Subsidiaries.

     SECTION 5.17  AFFILIATES.

     Schedule 5.17 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in the Company's reasonable judgment, an "affiliate" (as such term is used in Rule 145 under the Securities Act) of the Company. To the Company's Knowledge, except as disclosed in Schedule 5.17 of the Company Disclosure Schedule, no Affiliate of the Company: (a) has a financial interest in a competitor, supplier or customer of the Company or any Company Affiliate (except for interests representing less than two and one half percent (2.5%) of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market), (b) owns any property necessary for the operations of the Company or any other Company Affiliate or (c) has any claim against the Company or any Affiliate of the Company outside the normal course of business. The Company shall use its reasonable efforts to cause each Person who is so identified as an Affiliate to deliver to Parent on or prior to the Effective Time an appropriate letter agreement in connection with restrictions on Affiliates under Rule 145 of the Securities Act.

     SECTION 5.18  OPINION OF FINANCIAL ADVISOR.

     The Company Financial Advisor has delivered to the Board of Directors of the Company its opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than Parent and its Affiliates). The Company will deliver a copy of such opinion to Parent within five Business Days of the date of this Agreement.

     SECTION 5.19  BROKERS.

     No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent true, complete and correct copies of all agreements between the Company and Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger or any other transaction.

     SECTION 5.20  CERTAIN BUSINESS PRACTICES.

     Neither the Company nor any Company Subsidiary nor any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended. To the Company's Knowledge, there is no pending claim or investigation with respect to the matter set forth in the preceding sentence against the Company, any Company Subsidiary or any of their respective directors, officers, agents or employees.

     SECTION 5.21  BUSINESS ACTIVITY RESTRICTION.

     Except as set forth in Schedule 5.21 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company. Except as set forth in Schedule 5.21 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has entered into any material agreement under which the Company or any Company Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products intended for distribution to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

     SECTION 5.22  STATE TAKEOVER STATUTES; DISSENTERS' RIGHTS;
RIGHTS AGREEMENT.

     (a) The Board of Directors of the Company has approved this Agreement and the consummation of the transactions contemplated by this Agreement. To the Company's Knowledge, no other "Fair Price", "Moratorium", "Control Share Acquisition", or other anti-takeover statute or similar statute or regulation, applies or purports to apply this Agreement or the Offer, the Merger or the other transactions contemplated by this Agreement. Holders of Company Common Stock do not have dissenters' rights in connection with the Offer.

     (b) The Company will amend, within two Business Days of the date of this Agreement, the Rights Agreement to provide that neither Parent nor any of its Affiliates will become an Acquiring Person (as defined in the Rights Agreement), that no Distribution Date or Shares Acquisition Date (each as defined in the Rights Agreement) will occur, and that the Rights will not separate from the underlying shares of Company Common Stock or give the holders thereof the right to acquire securities of any party hereto, in each case as a result of the execution, delivery or performance of this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

     SECTION 5.23  TAX FREE REORGANIZATION.

     The Company is aware of no circumstances or events that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

     SECTION 5.24  VOTING REQUIREMENTS.

     In the event that Section 253 of the DGCL and Section 905 of BCL are inapplicable and unavailable to effectuate the Merger, the Company Shareholder Vote is the only vote of the holders of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND MERGER SUB

     Each of Parent and Merger Sub hereby represents and warrants to the Company all such exceptions to be referenced to a specific representation set forth in this Article VI, that:

     SECTION 6.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

     SECTION 6.02  CERTIFICATE OF INCORPORATION AND BYLAWS.

     The copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously provided to the Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 6.03  CAPITALIZATION.

     The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, $1.00 par value per share. As of May 31, 2000, 69,892,122 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Each outstanding share of capital stock of each Merger Sub is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Merger Sub is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Merger Sub's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 6.04  AUTHORITY RELATIVE TO THIS AGREEMENT.

     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the consent of Parent as sole shareholder of Merger
Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

     SECTION 6.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that all consents, approvals, authorizations and permits described in Section 6.05(b) have been obtained and all filings and notifications described in Section 6.05(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected.

     (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the BCL and the DGCL. There are no actions, proceedings, (other than any possible HSR Act proceeding), investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that could reasonably be expected to result in the delay or prohibition of the transactions contemplated by this Agreement.


     SECTION 6.06  TAX FREE REORGANIZATION.

     Neither Parent nor Merger Sub is aware of any circumstance or event that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

     SECTION 6.07  PERMITS; COMPLIANCE WITH LAWS.

     Parent and the Merger Sub are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Parent or Merger Sub to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "PARENT PERMITS"), and, as of the date of this Agreement, none of the Parent Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Parent, threatened. Neither Parent nor Merger Sub is in conflict with, or in default or violation of, (i) any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since
December 31, 1999 neither Parent nor Merger Sub has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws other than conflicts, defaults or violations that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.08  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as otherwise set forth in Parents Reports, since
December 31, 1999, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date there has not been any Parent Material Adverse Effect.

     SECTION 6.09  SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the NYSE since December 31, 1996 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS"). Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Merger Sub is not subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

     (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Merger Sub as of December 31, 1999 as reported in the Parent Reports, neither Parent nor Merger Sub has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since
December 31, 1999.

     SECTION 6.10  BROKERS.

     No broker, finder or investment banker (other than Salomon
Smith Barney (the "PARENT FINANCIAL ADVISOR")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

     SECTION 6.11  ISSUANCE OF PARENT COMMON STOCK.

     The shares of Parent Common Stock to be issued in connection with the Merger have been duly authorized and, when issued as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights created by Law, the certificate of incorporation of Parent, the bylaws of Parent or any agreement to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound and will be registered under the Securities Act and registered or exempt from registration under applicable Blue Sky Laws and listed on the NYSE.

     SECTION 6.12  COMPANY STOCK.

     Neither Parent, Merger Sub nor any subsidiary of the Parent or Merger Sub owns any capital stock of any class of the Company, either directly or indirectly, or any rights to acquire or dispose of any capital stock of any class of the Company, the ownership of which would adversely affect the intended tax-free nature of the transaction contemplated hereby.

     SECTION 6.13  TAXES.

     Representations made in this Section 6.13 shall not be applicable unless a breach would give rise to a Parent Material
Adverse Effect:

     (a) Parent and Merger Sub, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or Merger Sub is or has been a member, have properly completed in all material respects and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Parent has provided adequate accruals in accordance with U.S. GAAP in its December 31, 1999 balance sheet contained in the Parent Reports (the "1999 BALANCE SHEET") for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, and Parent and Merger Sub have no material liability for unpaid Taxes accruing after December 31, 1999; and

     (b) there is (i) no material claim for Taxes that is a lien against the property of Parent or Merger Sub or is being asserted against Parent or Merger Sub other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Parent or Merger Sub being conducted by a Tax Authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Parent or Merger Sub and currently in effect.

     SECTION 6.14  INFORMATION SUPPLIED.

     Neither the Offer Documents nor the Registration Statement or the Post-Effective Amendment, nor any of the information supplied or to be supplied by Parent or its Subsidiaries or representatives for inclusion or incorporation by reference in the Schedule 14D-9 or the Company Proxy Statement will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to shareholders or become effective under the Securities Act or the Exchange Act, as applicable, or, in the case of the Company Proxy Statement, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents and the Registration Statement and the Post-Effective Amendment will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act, as applicable. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                           ARTICLE VII

                            COVENANTS

     SECTION 7.01  CONDUCT OF BUSINESS BY COMPANY PENDING THE
CLOSING.

     The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, or except as set forth in Schedule 7.01 of the Company Disclosure Schedule or as otherwise provided for in this Agreement (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and
(y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current business relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization; provided, however, that the loss of any officers (other than any officer named on Schedule 7.01 (other than by way of death or disability)), employees, consultants, corporate partners, customers (exclusive of any customer with which the Company or any Company Subsidiary has in effect a contract representing annual revenue to the Company or such Company Subsidiary in excess of $15,000,000 per annum), suppliers or other Persons prior to the Effective Time shall not constitute a breach of this Section 7.01 unless such loss would have a Company Material Adverse Effect. Without limitation, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, except as set forth in Schedule 7.01 of the Company Disclosure
Schedule or as otherwise provided for in this Agreement, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or the grant after the date hereof of Company Stock Options to newly hired employees, whether or not granted pursuant to any Company Stock Plans, in the ordinary course of business consistent with past practice and in each case subject to the prior approval of Parent before grant (provided, that such additional amount of Company Common Stock subject to such Company Stock Options shall not exceed 25,000 shares in the aggregate), and the issuance of shares of the Company Common Stock pursuant to such options or (ii) any material property or assets of the Company or any Company Subsidiary except (A) transactions pursuant to existing contracts, (B) transactions in the ordinary course of business consistent with past practice and (C) shares of Company Common Stock issued pursuant to the Company ESPP in the ordinary course of business consistent with past practice (provided, that the Company shall take all necessary action to suspend offering of shares under the Company ESPP as of July 1, 2000);

          (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Company Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole;
     (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or other material License Agreement (it being understood that no consent of Parent shall be required for the Company to enter into any enhancement of such agreements or additional agreements in the ordinary course of business); (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $500,000 for the Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
     Section 7.01(c). Notwithstanding anything to the contrary contained herein, the Company may, subject to approval of its shareholders, add up to 350,000 shares to the plan reserve under the Company Stock Plans;

          (d) except as otherwise provided in this Agreement, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company
     Subsidiary;

          (e) except as otherwise provided in this Agreement, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) except as otherwise provided in this Agreement, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

          (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary;

          (h) except as set forth in Section 7.08, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement, except as required by the terms of this Agreement, which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company or any Company Subsidiary and any of the Company's directors, officers, consultants or employees, except for increases in compensation paid and bonuses payable to Persons who are not directors of the Company in the ordinary course of business consistent with past practice;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the Balance Sheet or (C) as otherwise set forth on
     Schedule 7.01 of the Company Disclosure Schedule;

          (j) except as required by any Governmental Entity, make any material change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

          (k) make any material Tax election or settle or compromise any material Tax liability; or

          (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 7.02  NOTICES OF CERTAIN EVENTS.

     Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Offer, the Merger or any other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the Offer, the Merger or any other transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or the Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Offer, the Merger or any other transactions contemplated by this Agreement;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or the Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

     SECTION 7.03  ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, the Company shall (and shall cause the Company Subsidiaries, to) (i) provide to Parent (and its Representatives) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and
(ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as Parent or its Representatives may reasonably request. No investigation conducted pursuant to this
Section 7.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this
Section 7.03.

     SECTION 7.04  NO SOLICITATION OF TRANSACTIONS.

     The Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of the Company's Representatives or any Company Subsidiary, or any Representative retained by any Company's Subsidiary, to take any such action; provided, however, that nothing contained in this
Section 7.04 shall prohibit the Board of Directors of the Company
(i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 7.04 or (ii) prior to receipt of the approval by the stockholders of the Company of this Agreement and the Merger, if necessary, from providing information (subject to a confidentiality agreement at least as restrictive, in all material respects, as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (A) the Company's Board of Directors shall have determined in good faith, after considering applicable Law, and after consulting with independent outside counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable Law, (B) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which the Company's Board of Directors shall have determined in the proper exercise of its fiduciary duties to the Company's stockholders that the acquiring party is reasonably capable of consummating such Company Competing Transaction on the terms proposed, and (C) the Company's Board of Directors shall have determined in its good faith judgment (after consulting with the Company's independent financial advisors of nationally recognized reputation) that such Company Competing Transaction provides greater value, in the aggregate, to the stockholders of the Company than the Merger (any such Company Competing Transaction being referred to herein as a "COMPANY SUPERIOR PROPOSAL"). The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Company Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     SECTION 7.05  CONTROL OF OPERATIONS.

     Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     SECTION 7.06  FURTHER ACTION; CONSENTS; FILINGS.

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Offer and the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Offer and the Merger and
(iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement, the Offer and the Merger required under (A) the rules and regulations of the NYSE and the ASE, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Offer or the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

     (b) Each of the Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     (c) From the date of this Agreement until the Effective Time, each of the Company and Parent covenants and agrees that it will not: (i) knowingly take any action that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code; or (ii) take any action which would make any of the representations or warranties made by it contained in this Agreement untrue and incorrect or prevent it from performing or cause it not to perform its covenants hereunder or result in any of the conditions to the Offer or the Merger set forth herein not being satisfied.

     (d)  Merger Sub will comply in all respects with
Section 1602 of the BCL.

     (e) Parent shall not file a request with the SEC to have the Registration Statement declared effective until after the day on which the waiting period under the HSR Act and any other applicable antitrust Laws expires or terminates.

     SECTION 7.07  ADDITIONAL REPORTS.

     The Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 5.07 and 6.09 which it files with the SEC on or after the date hereof, and the Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     SECTION 7.08  EMPLOYEE RETENTION.

     The Company and the Company Subsidiaries shall use their best efforts to cause the employees of the Company and/or the Company Subsidiaries set forth on Schedule 7.08 to agree upon arrangements satisfactory to Parent and such employees for such employees to remain employed or engaged by the Surviving Corporation during a post-closing transition period to assist Parent in integrating the Surviving Corporation with the Parent.

     SECTION 7.09  THIRD PARTY CONSENTS.

     The Company shall use its commercially reasonable efforts to obtain the consent or approval or confirmation or other reasonable comfort of those persons listed on Schedule 7.09 with respect to the continuing relationship of the Company and such parties under existing contracts and arrangements following the Effective Time.

     SECTION 7.10  TAX-FREE TREATMENT.

     This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use its reasonable best efforts to cause the Offer and the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Offer and the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code. In the event that the Offer and the Merger shall fail to qualify as a reorganization under the provisions of Section 368, then the parties hereto agree to negotiate in good faith to restructure the Offer and the Merger in order that it shall qualify as a tax-free transaction under the Code. Each party shall provide the other party with such representations as shall be reasonably requested in order to enable the respective counsel of such parties to render the tax opinions with respect to the Offer and the Merger constituting a "reorganization" within the meaning of
Section 368 of the Code. In the event counsel for either Parent or the Company is unable to render such opinion, respectively, then the parties hereto agree to negotiate in good faith to restructure the Offer and the Merger in order to permit each such counsel to render such opinion. Following the Effective Time, and consistent with any such consent, neither the Surviving Corporation nor Parent nor any of their respective affiliates knowingly and voluntarily shall take any action or cause any action to be taken which could reasonably be expected to cause the Offer and the Merger to fail to qualify as a reorganization under Section 368 of the Code.


                          ARTICLE VIII

                      ADDITIONAL AGREEMENTS

     SECTION 8.01  REGISTRATION STATEMENT; PROXY STATEMENT.

     (a) If approval of the Company's stockholders is required by applicable law in order to consummate the Merger other than pursuant to Section 253 of the DGCL and Section 905 of the BCL, following the acceptance for exchange of Shares pursuant to the Offer, Parent and the Company shall, as soon as practicable following the acceptance of Shares pursuant to the Offer, prepare and the Company shall file with the SEC the Company Proxy Statement and Parent and the Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "POST-EFFECTIVE AMENDMENT") for the offer and sale of the Parent Common Stock pursuant to the Merger and in which the Company Proxy Statement will be included. Each of the Company and Parent shall use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing, and, prior to the effective date of the Post-Effective Amendment, Parent shall, with the cooperation of the Company, take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company will use all reasonable efforts to cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in the Offer and the Merger, and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement or the Post-Effective Amendment will be made by Parent, or the Company Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Offer or the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Registration Statement, the Post-Effective Amendment or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (b) If approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Company shall establish, prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective, a record date (which shall be prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of considering and taking action upon this Agreement and the Merger and (with the consent of Parent) such other matters as may in the reasonable judgment of the Company be appropriate for consideration at the Company Stockholders Meeting. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent. Subject to the Company's right, pursuant to Section 2.01 hereof, to terminate this Agreement, or pursuant to Section 2.02(b) hereof, to withdraw or modify the Recommendations, the Board of Directors of the Company shall include in the Post-Effective Amendment and the Company Proxy Statement a copy of the Recommendations as such Recommendations pertain to the Merger and this Agreement. Notwithstanding the foregoing, if approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Board of Directors of the Company shall submit this Agreement and the Merger for approval to the Company's stockholders whether or not the Board of Directors of the Company determines in accordance with Section 2.02(b) after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the stockholders of the Company reject it. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 2.02(b), the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of this Agreement and the Merger and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by the BCL to effect the Merger.

     (c) Notwithstanding the foregoing clauses (a) and (b) above, in the event that Merger Sub shall acquire at least 90% of the outstanding Shares in the Offer, the parties hereto shall take all necessary actions to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL and Section 905 of the BCL.

     (d) Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with the preparation of the Registration Statement, the Post-Effective Amendment and the Company Proxy Statement. Each of Parent and the Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement, the Post-Effective Amendment and the Company Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, the Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Post Effective Amendment and the Company Proxy Statement shall be mailed to the stockholders of the Company and of Parent. Each of Parent and the Company shall cause the Company Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act,
(iii) the rules and regulations of the ASE. Copies of the Company Proxy Statement shall be provided to the ASE in accordance with its rules.

     (e) The Company Proxy Statement shall include (i) the approval of the Merger and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger, and
(ii) the opinion of the Company Financial Advisor referred to in
Section 5.18.

     (f) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement, the Post-Effective Amendment or the Company Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Company Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of the Company, at the time of the Company Stockholders' Meeting, and (B) in the case of the Registration Statement and the Post-Effective Amendment, when each becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (g) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement, the Post-Effective Amendment or the Company Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Company Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of the Company, at the time of Company Stockholders' Meeting, and (B) in the case of the Registration Statement and the Post-Effective Amendment, when each becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 8.02  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND
INSURANCE.

     (a) The provisions with respect to indemnification that are set forth in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of the Company.

     (b) From and after the Effective Time, the Company shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under New York Law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

     (c) For a period of six years after the Effective Time, the Company shall maintain in effect insurance reasonably comparable to the directors' and officers' liability insurance policies maintained by the Company immediately prior to the Effective Time; provided, however, that in no event shall the Company be required to expend in any one year in excess of 150% of the annual premium currently paid by the Company for such coverage immediately prior to the Effective Time; provided further, that if the premium for such coverage exceeds such amount, the Company shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

     (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 8.02.

     (e) The provisions of this Section 8.02 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the certificate of incorporation or bylaws of the Company or any Company Subsidiary, any contract or applicable Law.

     SECTION 8.03  PUBLIC ANNOUNCEMENTS.

     Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NYSE or ASE, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

     SECTION 8.04  EMPLOYEE BENEFIT MATTERS.

     (a) From and after the Effective Time, Parent agrees to provide the employees of the Company (the "COMPANY EMPLOYEES") who remain employed after the Effective Time (collectively, the "TRANSFERRED COMPANY EMPLOYEES") with industry competitive benefits for similarly situated employees at comparable companies; provided, that this obligation shall not include the Company Stock Plans; and provided further, that from and after the Effective Time until the first anniversary of the Effective Time such benefits shall be at least comparable, in the aggregate for each employee, to the benefits maintained for such employee by the Company and Company Subsidiaries immediately prior to Closing. Parent will treat, and cause its applicable benefit plans to treat, the service and compensation of Company Employees with and from the Company or any Company Subsidiary as service rendered to, and compensation paid by, Parent or any Affiliate of Parent for all purposes (except for purposes of benefit accruals under any defined benefit pension plan of Parent or an affiliate of Parent). Without limiting the foregoing, Parent shall not treat any Company Employee as a "new" employee for purposes of any exclusions under any health or similar plan of Parent for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

     (b) Following the Effective Time, Parent shall honor in accordance with their terms all individual employment, termination, severance, change in control, post-employment and other compensation agreements, arrangements and plans set forth on Schedule 5.09(e) of the Company Disclosure Schedule, and Parent will not challenge the validity of any obligation of the Company or any Company Subsidiary under any such contract or arrangement with any current or former director, officer or employee of the Company.

     (c) Notwithstanding anything to the contrary contained herein, Parent shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any Company Benefit Plan; provided, however, that Parent shall continue to maintain the Company Benefit Plans (other than stock based plans and the Company's 401(k) plan) until Company Employees are permitted to participate in the Parent's plans.

     (d) The provisions of Section 8.04 respecting the Parent's agreement to honor the contracts, arrangements, commitments and understandings referred to in Section 8.04(b) are intended to be for the benefit of and enforceable by the Persons referred to therein or the parties to these agreements, respectively, and their heirs and representatives.

     SECTION 8.05  NYSE LISTING.

     Prior to the Effective Time, Parent shall file with the NYSE an Application for Listing Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger and shall use its best efforts to have such Parent Common Stock approved for listing on the NYSE.

     SECTION 8.06  BLUE SKY.

     Parent shall use its best efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

     SECTION 8.07  REASONABLE EFFORTS.

     Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger, and the other transactions contemplated by this Agreement and the Tender Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Registration Statement, the Offer Documents, the Schedule 14D-9 and, if necessary, the Post-Effective Amendment and the Company Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Tender Agreement.

                           ARTICLE IX

                    CONDITIONS TO THE MERGER

     SECTION 9.01  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO
CONSUMMATE THE MERGER.

     The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing
Date of each of the following conditions:

     (a) If required by the BCL or the DGCL, this Agreement and the Merger shall have been approved and adopted by the Company
Shareholder Vote.

     (b) Merger Sub shall have accepted for exchange and exchanged all of the Shares tendered pursuant to the Offer unless the failure to consummate the Offer is the result of a willful and material breach of this Agreement by the party asserting such condition.

     (c) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing or prohibiting consummation of the Merger.

     (d) Registration Statement or the Post-Effective Amendment, as the case may be, shall have become effective under the Securities Act and shall not be the subject of any stop order.

                            ARTICLE X

                TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01  TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company or Merger Sub:

     (a)  by mutual written consent of Parent and the Company;

     (b)  by either Parent or the Company:

          (i) if the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer (provided that Parent and Merger Sub shall not be permitted to terminate this Agreement if the Offer is terminated or expires without Shares being accepted for exchange in violation of this Agreement);

          (ii) if the Offer shall not have been consummated on or before October 30, 2000, unless the failure to consummate the Offer is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (iii) if the Merger shall not have been consummated as a result of any condition thereto in Article IX being incapable of being satisfied; or

          (iv) if any statute, rule, regulation, injunction or decree having the effects set forth in subclause (a) or
          (b) of clause (5) of Annex I shall be in effect and shall have become final and nonappealable;

     (c) by Parent, upon the occurrence of any Trigger Event described in clauses (i) through (iv) of Section 10.06(b); or

     (d) by the Company, (i) if the Company's Board of Directors shall have recommended to the stockholders of the Company a Company Competing Transaction; provided that, in order for the termination of this Agreement pursuant to this clause (d) to be deemed effective, the Company shall have complied with all provisions of Section 7.04.

     The right of any party hereto to terminate this Agreement pursuant to this Section 10.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 10.02  EFFECT OF TERMINATION.

     Except as hereinafter specified, in the event of termination of this Agreement pursuant to Section 10.01 or pursuant to the termination provisions set forth in Section 2.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; provided, further, however, that this
Section 10.02, Section 10.06 and Article XI of this Agreement shall survive the termination hereof.

     SECTION 10.03  AMENDMENT.

     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that changes the amount or type of consideration into which the Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.04  WAIVER.

     At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 10.05  ASSUMPTION OF CERTAIN OBLIGATIONS.

     To the extent necessary, Parent shall, or shall cause the Surviving Corporation to, enter into supplemental indentures or otherwise affirmatively assume in writing the obligations of the Company under the those indentures or other financing agreements as set forth on Schedule 5.10.

     SECTION 10.06  FEES, EXPENSES AND OTHER PAYMENTS.

     (a) Except as otherwise set forth in this Section 10.06, all Expenses incurred in connection with this Agreement, the Offer and the Merger shall be paid by the party incurring such Expenses, whether or not the Offer or the Merger is consummated, except that Parent shall pay all Expenses incurred solely for printing, filing and mailing the Registration Statement, the Post-Effective Amendment, if necessary, the Proxy Statement, if necessary, and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under HSR Act.

     (b) The Company agrees to pay liquidated damages to Parent in immediately available funds equal to $4,000,000 promptly, but in no event later than ten Business Days, after the termination of this Agreement (or such later date as may apply in the case of clause (i) below) as a result of the occurrence of any of the events set forth below (a "TRIGGER EVENT"):

          (i) the Company shall have received a Company Competing Transaction, and at any time prior to, or within one year after (unless this Agreement is terminated pursuant to Section 10.01(a) or Section 10.01(b)(iv)), the termination of this Agreement, the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle (other than a confidentiality agreement permitted by Section 7.04) with respect to any Company Competing Transaction;

          (ii) any person or group (defined in Section 13(d)(3) of the Exchange Act) (other than Parent or any of its Subsidiaries) shall have become the beneficial owner (defined in Rule 13d-3 promulgated under the Exchange
          Act) of at least 20% of the outstanding Company Common Stock or shall have acquired, directly or indirectly, at least 20% of the assets of the Company and its Subsidiaries;

          (iii) the Company shall have intentionally breached or willfully failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in subclause (c), (d) or (e) of clause (5) of Annex I; or

          (iv) other than pursuant to the last paragraph of Annex I, the Board of Directors of the Company (or any committee thereof) shall have recommended to the shareholders of the Company any Company Competing Transaction or shall have resolved to, or publicly announced an intention to, do so.

          Notwithstanding the foregoing, no such liquidated damages shall be paid pursuant to this Section 10.06(b) if Parent shall be in material breach of its obligations hereunder; provided, however, that Parent shall not be deemed in material breach of its obligations hereunder if any such breach is cured within 10 Business Days after receipt by Parent of written notice of such breach from the Company.

     (c) In the event that Parent shall terminate this Agreement because of any breach or failure to perform by the Company as set forth in Section 10.06(b)(iii) that is not an intentional breach or willful failure to perform on the part of the Company, then, without limiting any other remedies available to Parent, the Company shall reimburse Parent (not later than ten Business Days after submission of statements therefor) for all actual, documented out-of-pocket Expenses not to exceed $750,000 reasonably incurred by Parent or on its behalf in connection with the consummation of the transaction contemplated by this Agreement. Notwithstanding the foregoing, no amounts shall be paid pursuant to this Section 10.06(c) if Parent shall be in material breach of its obligations hereunder; provided, however, that Parent shall not be deemed in material breach of its obligations hereunder if any such breach is cured within five Business Days after receipt by Parent of written notice of such breach from the Company.

     (d) In the event that the Board of Directors of the Company rescinds its recommendation of the Offer or recommends a Company Superior Proposal in accordance with the last paragraph of Annex I and as a result the Offer and the Merger are not consummated, then, without limiting any other remedies available to the Company, Parent shall reimburse the Company (not later than ten Business Days after submission of statements therefor) for all actual, documented out-of-pocket Expenses not to exceed $750,000 reasonably incurred by the Company or on its behalf in connection with the consummation of the transaction contemplated by this Agreement. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 10.06(d) if the Company shall be in material breach of its obligations hereunder; provided, however, that the Company shall not be deemed in material breach of its obligations hereunder if any such breach is cured within five Business Days after receipt by the Company of written notice of such breach from Parent.

     (e) Parent and the Company agree that the agreements contained in Sections 10.06(b), (c) and (d) above are an integral part of the transaction contemplated by this Agreement. If the Company fails to pay to Parent any fee or make any reimbursement due under Section 10.06(b) or (c), the Company shall pay the cash and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment. Similarly, if Parent fails to pay to the Company any fee due under
Section 10.06(d), Parent shall pay the cash and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other action taken to collect payment.

                           ARTICLE XI

                       GENERAL PROVISIONS

     SECTION 11.01  NON-SURVIVAL OF REPRESENTATIONS AND
WARRANTIES.

     The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger and shall not survive the Effective Time, except that (i)
Section 8.02 (Indemnification and Insurance) which shall, to the extent contemplated, survive the Effective Time or termination of this Agreement, (ii) except for Section 7.03 (Confidentiality),
Section 10.02 (Effect of Termination), Section 10.06 (Fees, Expenses and Other Payments) and this Article XI (General Provisions), each of which shall, to the extent contemplated therein, survive termination of this Agreement indefinitely.

     SECTION 11.02  NOTICES.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 11.02):

                         (a)  if to the Company:

                         Comptek Research, Inc.
                         2732 Transit Road
                         Buffalo, New York 14224
                         Attention:  Chief Executive Officer
                         Telecopier:  (716) 677-0014

                         with a copy to:

                         Stroock & Stroock & Lavan LLP
                         180 Maiden Lane
                         New York, New York 10038
                         Attention:  James R. Tanenbaum, Esq.
                         Telecopier:  (212) 806-5400

                         (b)  if to Parent or Merger Sub:

                         Northrop Grumman Corporation
                         1840 Century Park East
                         Los Angeles, CA  90067
                         Attention: R.R. Molleur, Senior Vice
                         President and
                         General Counsel
                         Telecopier: (310)-556-4570

                         with copies to:

                         John Mullan
                         Vice President and Corporate Secretary

                         and

                         Howrey Simon Arnold & White, LLP
                         1299 Pennsylvania Avenue, N.W.
                         Washington, D.C.  20004
                         Attention:  Roger Klein, Esq.
                         Telecopier:  (202) 383-6610

     SECTION 11.03  SEVERABILITY.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Offer and the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Offer and the Merger may be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.04  ASSIGNMENT; BINDING EFFECT; BENEFIT.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 11.05  INCORPORATION OF EXHIBITS.

     The Company Disclosure Schedule and Annex I attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and the Company acknowledge that the Company Disclosure Schedule (i) is qualified in its entirety by reference to specific provisions of this Agreement and (ii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company except to the extent required by this Agreement and by applicable Law.

     SECTION 11.06  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE
APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

     SECTION 11.07  WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     SECTION 11.08  HEADINGS; INTERPRETATION.

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 11.09  COUNTERPARTS.

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A telecopy signature of any party shall be considered to have the same binding legal effect as the original signature.

     SECTION 11.10  ENTIRE AGREEMENT.

     This Agreement (including Annex I and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 11.11.  NO THIRD PARTY BENEFICIARIES.

     Except as otherwise provided in Sections 8.02 and 8.04 hereof, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.12.  DISCLOSURE SCHEDULES.

     The disclosures made on any disclosure schedule, including the Company Disclosure Schedule, with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the information specifically set forth in such schedule without reference to any document or information not set forth on such schedule. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Company Material Adverse Effect.

                    [SIGNATURE PAGE FOLLOWS]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              NORTHROP GRUMMAN CORPORATION


                              By:    /s/Albert F. Myers
                              Name:  Albert F. Myers
                              Title: Corporate Vice President
                                     and Treasurer


                              YAVAPAI ACQUISITION CORP.


                              By:     /s/Albert F. Myers
                              Name:   Albert F. Myers
                              Title:  President


                              COMPTEK RESEARCH, INC.

                              By:     /s/John J. Sciuto
                              Name:   John J. Sciuto
                              Title:  President and Chief
                                      Executive Officer



                                                                ANNEX I
                         CONDITIONS TO THE OFFER

          Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Parent Common Stock for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 2.01), (1) the Minimum Condition shall not have been satisfied,
(2) the applicable waiting period under the HSR Act and any other applicable antitrust Laws shall not have expired or been terminated, (3) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (4) the shares of Parent Common Stock to be issued in the Offer shall not have been approved for listing on the NYSE, subject to official notice of issuance, or (5) at any time on or after the date of this Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist:

          (a) there shall be instituted or pending any action or proceeding by any Governmental Entity, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for exchange of, or the exchange or delivery of shares of Parent Common Stock for, some of or all the Shares by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Tender Agreement, this Agreement, the Offer or the Merger, (ii) seeking to restrain or prohibit Parent's or Merger Sub's ownership or operation (or that of their respective Subsidiaries or Affiliates) of all or any portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or affiliates to dispose of or hold separate all or any portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (iii) seeking to impose limitations on the ability of Parent or any of its Subsidiaries or Affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its Subsidiaries or Affiliates on all matters properly presented to the Company's stockholders or (iv) seeking to require divestiture by Parent or any of its Subsidiaries or Affiliates of any Shares; or

          (b) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to this Agreement, the Offer or the Merger, by any Governmental Entity that, in the reasonable judgment of Parent, is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above, subject as aforesaid; or

          (c) (i) the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall become untrue or incorrect (except to the extent expressly made as of an earlier date, in which case as of such date), or any of the representations and warranties set forth in this Agreement that are not so qualified shall become untrue or incorrect in any material respect (except to the extent expressly made as of an earlier date, in which case as of such date) or (ii) there shall be a material breach of any of the covenants of the Company set forth in this Agreement; provided, however, that the Company shall not be deemed in material breach of its obligations hereunder if any such breach is cured within 10 Business Days after receipt by the Company of written notice of such breach from Parent, if such cure can be accomplished before the Offer expires without any extension thereof; or

          (d)  there shall have been a Company Material Adverse Effect;
or

          (e) this Agreement shall have been terminated in accordance with its terms; or

          (f) (1)   the Board of Directors of the Company (or any
committee thereof) shall have withdrawn or materially modified or amended in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, the Merger or this Agreement or shall have failed to make such favorable recommendation or (2) the Board of Directors of the Company (or any committee thereof) shall have recommended to the shareholders of the Company any Company Superior Proposal or shall have resolved to, or publicly announced an intention to, do so; or

          (g) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle (other than a confidentiality agreement permitted by Section 7.04 of this Agreement) with respect to any Company Superior Proposal; or

          (h) any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent or any of its Subsidiaries) shall have become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the outstanding Shares or shall have acquired, directly or indirectly, at least 20% of the assets of the Company and its subsidiaries; which, in the good faith judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent or Merger Sub) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or exchange; or
          (i) the Company shall have failed to satisfy any of the following conditions to the consummation of the Offer:

                    (A) Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons listed on Schedule 7.09 of the Company Disclosure Schedule whose consent or approval may be required in connection with the Offer and the Merger;

                    (B) The key employees of the Company or Company Subsidiaries set forth on Part A of Annex Schedule II shall have executed and delivered employment agreements and non-competition agreements reasonably acceptable to Parent and at least three out of the six key employees set forth on Part B of Annex Schedule II shall have executed and delivered employment agreements and non-competition agreements reasonably acceptable to Parent; and

                    (C) Company shall have terminated all contracts with foreign consultants of Company or the Company Subsidiaries for which the Parent has requested such termination at least 45 days prior to Effective Time; provided, however, the parties hereto agree that any damages that the Company or any Company Subsidiary suffers or may suffer as a result of any such termination shall not constitute a breach of any representation, warranty, covenant or agreement made by the Company in the Agreement.


     Notwithstanding anything to the contrary herein, the Board of Directors of the Company (or any committee thereof) may (1) withdraw or materially modify or amend in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, the Merger or this Agreement or (2) may recommend to the shareholders of the Company any Company Superior Proposal or may resolved to, or publicly announced an intention to, do so, if:

     (i) the representations and warranties of the Parent set forth in this Agreement that are qualified as to materiality shall become untrue or incorrect (except to the extent expressly made as of an earlier date, in which case as of such date), or any of the representations and warranties set forth in this Agreement that are not so qualified shall become untrue or incorrect in any material respect (except to the extent expressly made as of an earlier date, in which case as of such date), or
(ii) there shall be a material breach of any of the covenants of the Parent set forth in this Agreement; provided, however, that the Parent shall not be deemed in material breach of its obligations hereunder or any representation or warranty if any such breach is cured within 10 Business Days after receipt by the Parent of written notice of such breach from Company, if such cure can be accomplished before the Offer expires without any extension thereof; or

     (iii) there shall have been a Parent Material Adverse Effect.